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                                                                   Exhibit 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 2002 included in Compass Bancshares, Inc. Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP


Birmingham, Alabama
March 11, 2002